EXHIBIT 31.2
                                  CERTIFICATION


I, Kevin C. Quinn, President of the Corporation, certify that:
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1. I have reviewed this quarterly report on Form 10-Q/A for the period ending
June 30, 2006 of First Chester County Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


October 2, 2006



/s/Kevin C. Quinn
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Kevin C. Quinn
President


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